                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                               (Amendment No. ___)


Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_]  Preliminary Proxy Statement
[_]  Confidential, For Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S)240.14a-12


                          Commission File No. 1-09225

                              H.B. Fuller Company
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------
     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------
     (3) Filing Party:

     -------------------------------------------------------------------------
     (4) Date Filed:

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

[LOGO] H.B. Fuller/R/

                     Office: 1200 Willow Lake Boulevard
                             St. Paul, Minnesota 55110-5101
                     Mail:   P.O. Box 64683
                             St. Paul, Minnesota 55164-0683
                     Phone:  (651) 236-5150

Dear Shareholder:

   Our 2004 Annual Meeting of Shareholders will be held on Thursday, April 15, 2004, at the Science Museum of Minnesota, 120 West Kellogg Boulevard, Saint Paul, Minnesota. The meeting will begin promptly at 2:00 p.m. Please join us. As in past years, admission and parking at the Science Museum on the date of the meeting are complimentary for shareholders. Vouchers will be available in the lobby of the museum.

   The Notice of Annual Meeting of Shareholders and the Proxy Statement that follow describe the business to be conducted at the meeting. Also enclosed is a copy of our 2003 Report, including our Annual Report on Form 10-K. We hope you find these materials informative and useful. You can also view these materials on the Internet at www.hbfuller.com.

   Your vote is important, so please sign and return the enclosed proxy card in the postage-paid envelope or instruct us by telephone or via the Internet as to how you would like to vote your shares.

                                          Sincerely,

                                          /s/ ALBERT P.L. STROUCKEN

                                          ALBERT P.L. STROUCKEN
                                          Chairman of the Board, President and
                                          Chief Executive Officer


March 11, 2004
                                                                PROXY STATEMENT

                               TABLE OF CONTENTS

Directions to the Science Museum of Minnesota

Notice of Annual Meeting of Shareholders

Proxy Statement.............................................................................  1

   Questions and Answers About the Meeting and Voting.......................................  1

       What is the purpose of the meeting?..................................................  1
       How does the Board recommend that I vote?............................................  1
       Who is entitled to vote at the meeting?..............................................  1
       What is the difference between a shareholder of record and a street name holder?.....  1
       What are the voting rights of the shareholders?......................................  1
       How many shares must be present to hold the meeting?.................................  2
       How do I vote my shares?.............................................................  2
       What does it mean if I receive more than one proxy or voting instructions card?......  2
       Can I vote my shares in person at the meeting?.......................................  2
       What vote is required for the proposals to be approved?..............................  2
       How are votes counted?...............................................................  2
       What if I do not specify how I want my shares voted?.................................  3
       Can I change my vote?................................................................  3
       Who pays for the cost of proxy preparation and solicitation?.........................  3

   Security Ownership of Certain Beneficial Owners and Management...........................  4

   Section 16(a) Beneficial Ownership Reporting Compliance..................................  5

   Proposal 1--Election of Directors........................................................  6

       Proposal.............................................................................  6
       Who are the nominees?................................................................  7
       How can a shareholder suggest a candidate for election to the Board?.................  8
       Who are the remaining directors?.....................................................  8
       Does the Board have written corporate governance guidelines?......................... 10
       Is a majority of the Board independent of management?................................ 10
       What is the Board's policy with respect to attendance?............................... 10
       What are the roles of the Board's Committees?........................................ 10
       How are directors compensated?....................................................... 12
       How can a shareholder contact the Board of Directors?................................ 14
       Who is the Corporate Secretary?...................................................... 14

   Proposal 2--Ratification of Appointment of Auditors...................................... 14

       Audit Committee Report............................................................... 14
       Fees to the Independent Auditors..................................................... 15
       Proposal............................................................................. 16

   Other Matters............................................................................ 17
       Will the meeting consider any other business?........................................ 17
       How can a shareholder present a proposal at the 2005 Annual Meeting?................. 17

   Executive Compensation................................................................... 18

   Total Shareholder Return Graph........................................................... 27

                 Directions to the Science Museum of Minnesota
                          120 West Kellogg Boulevard
                              St. Paul, Minnesota

                                     [MAP]

East on I-94: If you are going east on I-94, take the Kellogg Blvd. exit. Go right and follow Kellogg Blvd., staying in the right lane. Continue east on Kellogg Blvd. to the upper ramp entrance (just past the museum, on your right).

North on I-35E: If you are going northbound on I-35E, take the Kellogg Blvd. exit. Go right and follow Kellogg Blvd., staying in the right lane. Continue east on Kellogg Blvd. to the upper ramp entrance (just past the museum, on your right).

West on I-94: If you are going west on I-94, take the 12th Street exit and follow to Jackson Street. Turn left and go south to Kellogg Blvd. Turn right onto Kellogg Blvd., and continue six blocks to the parking ramp entrance (just before the museum, on your left).

South on I-35E: If you are going southbound on I-35E, take the 10th Street exit to Jackson Street, turn left and go south to Kellogg Blvd. Turn right onto Kellogg Blvd., and continue six blocks to the parking ramp entrance (just before the museum, on your left).

[LOGO] H.B. Fuller/R/

                     Office: 1200 Willow Lake Boulevard
                             St. Paul, Minnesota 55110-5101
                     Mail:   P.O. Box 64683
                             St. Paul, Minnesota 55164-0683
                     Phone:  (651) 236-5150

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date and Time:     Thursday, April 15, 2004, at 2:00 p.m. Central Time

Place:             Science Museum of Minnesota
                   120 West Kellogg Boulevard
                   St. Paul, Minnesota

Items of Business: The election of three directors for a three-year term.

                   The ratification of the appointment of KPMG, LLP as H.B. Fuller's independent auditors for the fiscal year ending November 27, 2004.

                   Any other business that may properly be considered at the meeting or any adjournment thereof.

Record Date:       You may vote at the meeting if you were a shareholder of record at the close of business on February 20, 2004.

Voting by Proxy:   Whether or not you plan to attend the meeting in person, please mark, date and sign the enclosed proxy card and mail it in the enclosed envelope. No postage is required if the proxy card is mailed in the United States. Instead of mailing the proxy card, you may enter voting instructions by telephone at 1-800-560-1965 or via the Internet at www.eproxy.com/ful/.

Annual Report:     H.B. Fuller's 2003 Report including our Form 10-K, which is not part of the proxy soliciting material, is enclosed.

                                          By Order of the Board of Directors

                                          /s/ Patricia L. Jones
                                          Patricia L. Jones
                                          Senior Vice President, Chief
                                          Administrative Officer, General
                                          Counsel and Corporate Secretary

March 11, 2004

[LOGO] H.B. Fuller/R/

                                PROXY STATEMENT
                        ANNUAL MEETING OF SHAREHOLDERS
                                APRIL 15, 2004

   The Board of Directors of H.B. Fuller Company is soliciting proxies to be used at the Annual Meeting of Shareholders to be held on April 15, 2004, and at any adjournment and reconvening of the meeting. We began mailing this Proxy Statement and the enclosed form of proxy on March 11, 2004.

              QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

What is the purpose of the meeting?

   At our annual meeting, shareholders will act upon the matters disclosed in the Notice of Annual Meeting that preceded this Proxy Statement. These include the election of three directors and ratification of the appointment of our independent auditors.

   We will also consider any other business that may properly be presented at the meeting, and management will report on H.B. Fuller's performance during the last fiscal year and respond to questions from shareholders.

How does the Board recommend that I vote?

   The Board of Directors recommends a vote for all of the nominees for director and for the ratification of the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending November 27, 2004.

Who is entitled to vote at the meeting?

   If you were a shareholder of record at the close of business on February 20, 2004, you are entitled to vote at the meeting.

   As of the record date, 28,497,324 shares of Common Stock were outstanding and eligible to vote.

What is the difference between a shareholder of record and a street name holder?

   If your shares are registered directly in your name, you are considered the shareholder of record with respect to those shares.

   If your shares are held in a stock brokerage account or by a bank or other nominee, such as the H.B. Fuller 401(k) Thrift Plan, you are considered the beneficial owner of those shares, and your shares are held in street name. If you are a street name holder, you will receive a "voting instructions" card which appears very similar to a proxy card. Please complete that card as directed in order to ensure your shares are voted at the meeting.

What are the voting rights of the shareholders?

   Holders of Common Stock are entitled to one vote per share. Therefore, a total of 28,497,324 votes are entitled to be cast at the meeting. There is no cumulative voting for the election of directors.

How many shares must be present to hold the meeting?

   A quorum is necessary to hold the meeting and conduct business. The presence of shareholders who can direct the voting of at least a majority of the outstanding shares of Common Stock as of the record date is considered a quorum. A shareholder is counted as present at the meeting if the shareholder is present and votes in person at the meeting or the shareholder has properly submitted a proxy by mail, telephone or via the Internet.

How do I vote my shares?

   If you are a shareholder of record, you can give a proxy to be voted at the meeting either:

   .   over the telephone by calling 1-800-560-1965;

   .   electronically, using the Internet at www.eproxy.com/ful/; or

   .   by mailing in the enclosed proxy card.

   The telephone and Internet voting procedures have been set up for your convenience. The procedures have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. If you are a shareholder of record and you would like to vote by telephone or by using the Internet, please refer to the specific instructions on the enclosed proxy card. If you wish to vote using the paper proxy card, please return your signed proxy card to us before the meeting. You may also vote in person at the meeting.

   If you hold your shares in street name, you must vote your shares following the procedures indicated to you by your broker or nominee on the enclosed voting instructions card.

What does it mean if I receive more than one proxy card or voting instructions card?

   It means you hold shares of H.B. Fuller stock in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or, if you vote by telephone or via the Internet, vote once for each proxy card you receive. If you would like to consolidate your accounts please contact our stock transfer agent, Wells Fargo Bank, at 1-800-468-9716.

Can I vote my shares in person at the meeting?

   Yes. If you are a shareholder of record, you may vote your shares at the meeting by completing a ballot at the meeting. However, even if you currently plan to attend the meeting, we recommend that you submit your proxy ahead of time so that your vote will be counted if, for whatever reason, you later decide to not attend the meeting.

   If you hold your shares in street name, you may vote your shares in person at the meeting only if you obtain a signed proxy from your broker, bank or other nominee giving you the right to vote such shares at the meeting.

What vote is required for the proposals to be approved?

   The affirmative vote of a majority of the shares of Common Stock represented and entitled to vote on each matter is required for the election of each director and the ratification of the appointment of KPMG LLP.

How are votes counted?

   Shareholders may either vote "FOR" or "WITHHOLD" authority to vote for each nominee for the Board of Directors. Shareholders may vote "FOR," "AGAINST" or "ABSTAIN" on the ratification of the appointment of KPMG LLP.

   If you vote ABSTAIN or WITHHOLD, your shares will be counted as present at the meeting for the purposes of determining a quorum.

   If you ABSTAIN from voting on a proposal, your abstention has the same effect as a vote against that proposal. If you WITHHOLD authority to vote for one or more of the nominees for director, this has the same effect as a vote against the nominee.

   If you hold your shares in street name and do not provide voting instructions to your broker or nominee, your shares may not be voted. In this situation, a "broker non-vote" may occur. Shares that constitute broker non-votes will be present at the meeting for the purpose of determining a quorum, but are not considered as entitled to vote on the proposal in question. This effectively reduces the number of shares needed to elect a director or ratify the appointment of KPMG LLP.

What if I do not specify how I want my shares voted?

   If you do not specify on your returned proxy card (or when giving your proxy by telephone or via the Internet) how you want to vote your shares, we will vote them:

   .   FOR all of the nominees for director, and;

   . FOR the ratification of the appointment of KPMG LLP as the Company's independent auditors for the 2004 fiscal year.

Can I change my vote?

   Yes. If you are a shareholder of record, you may change your vote and revoke your proxy at any time before it is voted at the meeting in any of the following ways:

   . by sending a written notice of revocation to the Corporate Secretary of the Company;

   . by submitting another properly signed proxy card at a later date to the Corporate Secretary;

   . by submitting another proxy by telephone or via the Internet at a later date; or

   .   by voting in person at the meeting.

   If you are a street name holder, please consult your broker, trustee or nominee for instructions on how to change your vote.

Who pays for the cost of proxy preparation and solicitation?

   The Company pays for the cost of proxy preparation and solicitation, including the charges and expenses of brokerage firms or other nominees for forwarding proxy materials to beneficial owners of shares held in street name. We have retained Morrow & Co., Inc. to assist in the solicitation of proxies for a fee of approximately $5,000 plus associated costs and expenses.

   We are soliciting proxies primarily by mail. In addition, proxies may be solicited by telephone or facsimile, or personally by directors, officers and regular employees of the Company. These individuals will receive no compensation (other than their regular salaries) for these services.

                              SECURITY OWNERSHIP
                  OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table shows how much H.B. Fuller Common Stock each director and executive officer listed in the Summary Compensation Table in this Proxy Statement beneficially owned as of January 30, 2004 (unless otherwise noted). The table also shows the beneficial ownership of H.B. Fuller Common Stock by all directors and executive officers of H.B. Fuller as a group.

   In addition to the shares listed in this table, certain directors hold phantom stock units that will be paid out in shares of H.B. Fuller Common Stock. These units are subject to the same economic risk as a direct investment in H.B. Fuller Common Stock. As of January 30, 2004, in addition to the amounts shown below, the directors, as a group, held phantom stock units representing 98,446 shares of H.B. Fuller Common Stock.

   To the best of the Company's knowledge, except for Barclays Global Investors, NA and Fund Advisors, no shareholder, director or officer beneficially owned more than 5% of H.B. Fuller's Common Stock as of January 30, 2004.

   Unless otherwise noted, the shareholders listed in the table have sole voting and investment powers with respect to the shares of Common Stock owned by them.

                                                     Amount and         Percent of
                                                     Nature of         Common Stock
Name of Beneficial Owner                        Beneficial Ownership   Outstanding
------------------------                        --------------------   ------------
Barclays Global Investors, NA and Fund Advisors      1,544,786/(1)/        5.4%
Norbert R. Berg................................          6,051/(2)(3)/       *
Freeman A. Ford................................         10,999/(2)(3)/       *
Knut Kleedehn..................................          8,713/(2)(3)/       *
J. Michael Losh................................          6,247/(2)(3)/       *
John J. Mauriel, Jr............................         22,999/(2)(3)/       *
Lee R. Mitau...................................         14,535/(2)(3)/       *
Alfredo L. Rovira..............................          1,325/(2)(3)/       *
John C. van Roden, Jr..........................          1,300/(2)/          *
R. William Van Sant............................          6,256/(2)(3)/       *
Albert P.L. Stroucken..........................        524,732/(4)/        1.8%
Alan R. Longstreet.............................         81,677/(5)/          *
Patricia L. Jones..............................          4,239/(6)/          *
James R. Conaty................................         80,157/(7)/          *
Walter Nussbaumer..............................         59,791/(8)/          *
All directors and executive officers as a group
  (21 people)..................................      1,045,170/(9)/        3.7%

--------
*  Indicates less than 1%.

(1) As of December 31, 2003. This information is in accordance with Schedule 13G filed by the holder. The holder has sole voting and dispositive powers as to 1,415,971 shares. The shares are held by the holder in trust accounts for the economic benefit of the beneficiaries of those accounts. The holder's address is 45 Fremont Street, San Francisco, California 94105.

(2) Includes the following shares of Common Stock that were awarded under the 1998 Directors' Stock Incentive Plan, including shares acquired upon reinvestment of dividends:


            Norbert R. Berg..... 4,282 Lee R. Mitau......... 11,818
            Freeman A. Ford..... 4,282 Alfredo L. Rovira....  1,325
            Knut Kleedehn....... 4,247 John C. van Roden. Jr  1,300
            J. Michael Losh..... 4,247 R. William Van Sant..  4,256
            John J. Mauriel, Jr. 4,282

(3) Excludes Common Stock units credited to the accounts of directors who participate in the Directors' Deferred Compensation Plan, described under the heading "How are directors compensated?" These Common Stock units are not entitled to vote at the meeting. The number of units credited to each director participating in this plan is as follows:

               Norbert R. Berg 31,886 John J. Mauriel, Jr. 32,344
               Freeman A. Ford  4,578 Lee R. Mitau........ 15,482
               Knut Kleedehn..  2,243 Alfredo L. Rovira...  1,715
               J. Michael Losh  6,401 R. William Van Sant.  3,796

(4) Includes 1,331 shares held in trust under H.B. Fuller's 401(k) Thrift Plan and 252,989 shares that could be issued pursuant to stock options which are currently exercisable. Excludes 31,684 Common Stock units credited to Mr. Stroucken's H.B. Fuller Common Stock account under the Key Employee Deferred Compensation Plan described in the "Executive Compensation" section of this Proxy Statement. These Common Stock units are not entitled to vote at the meeting.

(5) Includes 6,981 shares of restricted Common Stock subject to forfeiture, 7,625 shares held in trust under H.B. Fuller's 401(k) Thrift Plan, and 64,687 shares that could be issued pursuant to stock options which are currently exercisable. Excludes 10,083 restricted stock units which are subject to forfeiture, and 2,344 Common Stock units credited to Mr. Longstreet's H.B. Fuller Common Stock account under the Key Employee Deferred Compensation Plan. Neither the restricted stock units nor Common Stock units are entitled to vote at the meeting.

(6) Includes 106 shares held in trust under H.B. Fuller's 401(k) Thrift Plan and 4,133 shares that could be issued pursuant to stock options which are currently exercisable. Excludes 496 Common Stock Units credited to Ms. Jones's H.B. Fuller Common Stock account under the Key Employee Deferred Compensation Plan. These Common Stock units are not entitled to vote at the meeting.

(7) Includes 8,311 shares of restricted Common Stock subject to forfeiture, 5,901 shares held in trust under H.B. Fuller's 401(k) Thrift Plan, and 34,900 shares that could be issued pursuant to stock options which are currently exercisable. Excludes 685 Common Stock units credited to Mr. Conaty's H.B. Fuller Common Stock account under the Key Employee Deferred Compensation Plan. These Common Stock units are not entitled to vote at the meeting.

(8) Includes 2,655 shares of restricted Common Stock subject to forfeiture, 2,350 shares held in trust under H.B. Fuller's 401(k) Thrift Plan, and 42,374 shares that could be issued pursuant to stock options which are currently exercisable. Excludes 8,213 restricted stock units which are subject to forfeiture, and 1,090 Common Stock units credited to Mr. Nussbaumer's H.B. Fuller Common Stock account under the Key Employee Deferred Compensation Plan. Neither the restricted stock units nor Common Stock units are entitled to vote at the meeting.
(9) Includes 31,478 shares of restricted Common Stock subject to forfeiture, 30,649 shares held in trust under H.B. Fuller's 401(k) Thrift Plan, and 537,782 shares that could be issued pursuant to stock options which are currently exercisable. Excludes 31,503 restricted stock units which are subject to forfeiture, and 154,147 Common Stock units credited to the directors and executive officers as a group under their individual accounts under the Directors' Deferred Compensation Plan and the Key Employee Deferred Compensation Plan. Neither the restricted stock units nor Common Stock units are entitled to vote at the meeting.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file initial reports of ownership and reports of changes in ownership of H.B. Fuller's securities with the Securities and Exchange Commission (SEC). These reports are available for review on the Company's website: www.hbfuller.com/Shareholder Relations/SEC Filings. Directors and executive officers are required to furnish H.B. Fuller with copies of these reports. Based solely on a review of these reports and written representations from the directors and executive officers, we believe that all directors and executive officers complied with all Section 16(a) filing requirements for fiscal year 2003, except for Jose Miguel Fuster, Group President, General Manager Latin America, who filed one late report.

                       PROPOSAL 1--ELECTION OF DIRECTORS

Proposal

   The Board of Directors is currently composed of ten directors and divided into three classes. Each year one class of directors stands for election for a three-year term. The term of office for Class II directors, consisting of Norbert R. Berg, Freeman A. Ford, Knut Kleedehn, John J. Mauriel, Jr. and John
C. van Roden, Jr. will expire at the meeting.

   At the meeting, three persons are to be elected as Class II directors to hold a three-year term of office from the date of their election until the 2007 Annual Meeting and until their successors are duly elected and qualified. The three nominees for election as Class II directors are Norbert R. Berg, Knut Kleedehn and John C. van Roden, Jr., all of whom are currently directors. All of the nominees have agreed to serve as a director if elected. Following the meeting, the Board will be composed of eight directors. Pursuant to the Company's Bylaws, no more than 15 persons may serve on the Board. For information on how a shareholder may suggest a person to be a nominee to the Board, see "How can a shareholder suggest a candidate for election to the Board?"

   Mr. Ford and Dr. Mauriel, both after years of dedicated service, will retire from the Board and not stand for reelection. Dr. Mauriel has been a director of H.B. Fuller since 1968, and Mr. Ford has served the Company since 1975. Both of these directors retired in response to the Board's corporate governance guidelines which generally require a director to retire from the Board after more than four terms, or upon reaching age 72. The Company is grateful and appreciative of their contributions and counsel.

   In accordance with the Company's guidelines, upon reaching the age of 72, Mr. Berg was scheduled to retire in January 2004. However, given the retirements of Mr. Ford and Dr. Mauriel in April 2004, the Board unanimously waived the retirement guideline with respect to Mr. Berg for one year and requested Mr. Berg to stand for re-election. Mr. Berg has been a director of the Company since 1976 and most recently has served as Presiding Director at the executive sessions of each Board meeting and as Chair of the Corporate Governance and Nominating Committee. Notwithstanding the Board's corporate governance policy, the Board believes that based upon his experience and expertise Mr. Berg's continued service for a transitional period would be in the best interest of the Company and its shareholders. Mr. Berg agreed to the Board's request. As of the date of this Proxy Statement, it is expected that Mr. Berg will retire in January 2005.

   The term of office for Class III directors, consisting of J. Michael Losh, Lee R. Mitau and R. William Van Sant will expire at the 2005 Annual Meeting, and the terms of Class I directors, consisting of Alfredo L. Rovira and Albert P.L. Stroucken will expire at the Annual Meeting in 2006.

   We will vote your shares as you specify when providing your proxy. You may either vote FOR or WITHHOLD authority to vote for each nominee for the Board of Directors. If you submit your proxy without voting instructions, we will vote your shares FOR the election of the three nominees. If, for any reason, any nominee becomes unable to serve before the election, we will vote your shares for a substitute nominee selected by the Board of Directors. Alternatively, the Board of Directors, at its option, may reduce the number of directors constituting Class II directors.

   The election of each director requires an affirmative vote of a majority of the shares of Common Stock represented and entitled to vote on this matter.

The Board of Directors recommends a vote FOR election of each of the nominees.

Who are the nominees?

   As specified by the rules of the SEC, the nominees provided the following information about themselves as of January 30, 2004.

----------------------------------------------------------------------------------------
Norbert R. Berg

Age:                   72

Director Since:        1976

Principal Occupation:  President of Boyer Creek Ranch located in Barronett, Wisconsin.

Business Experience:   Mr. Berg was Deputy Chairman of the Board of Control Data
                       Corporation, a computer manufacturing and data services
                       company headquartered in Bloomington, Minnesota, from 1980 to 1988. He was a director of First Trust National Association from 1970 to 1996 and a director of Control Data Corporation from 1977 to 1990.
----------------------------------------------------------------------------------------
Knut Kleedehn

Age:                   66

Director Since:        2001

Principal Occupation:  Private investor

Business Experience:   Mr. Kleedehn was with Bayer AG from 1960 to 2001. At Bayer, he served in a series of senior management roles as President and Senior Country Representative of Bayer for Japan and
                       Korea, co-chair of Bayer do Brasil, General Manager of Bayer's
                       Pigments and Ceramics Division, and CEO of three Bayer
                       chemical divisions and several subsidiaries.
----------------------------------------------------------------------------------------
John C. van Roden, Jr.

Age:                   55

Director Since:        2003

Principal Occupation:  Senior Vice President and Chief Financial Officer at Glatfelter,
                       Inc., a specialty paper producer located in York, Pennsylvania.

Business Experience:   Mr. van Roden served as Senior Vice President and Chief
                       Financial Officer for Conectiv, an energy company located in
                       Wilmington, Delaware, from 1998 to 2003 and at Lukens, Inc., a steel producer located in Coatesville, Pennsylvania, from 1982 to
                       1998.

                       Mr. van Roden is also considered to be an audit committee
                       financial expert as that term is defined in the rules of the SEC.

Other Directorships:   Mr. van Roden is a director of Ascendant Capital Partners.
----------------------------------------------------------------------------------------

How can a shareholder suggest a candidate for election to the Board?

   The Corporate Governance and Nominating Committee of the Board nominates all candidates for election to the Board. This committee is entirely comprised of directors who are considered "independent" as that term is defined by the Company's Corporate Governance Guidelines and the New York Stock Exchange.

   Generally, current directors or management have identified candidates for consideration by the Committee. For this meeting, non-management directors identified all the nominees and no fees were paid to any third party with respect to the identification of any nominee for election at the meeting. If appropriate in the future, the Committee could engage a third person for a fee to assist in the process of identifying potential nominees. The Committee also will consider candidates put forward by any shareholder. No shareholder identified any candidate during fiscal year 2003. Any shareholder interested in suggesting a candidate for election to the Board should contact the Corporate Governance and Nominating Committee through the Corporate Secretary.

   The Committee assesses candidates to identify persons with the judgment, experience, independence and other attributes that the Committee concludes are pertinent in light of the Board's current needs. The Board believes that its membership should reflect a diversity of experience, skills, geography, gender and ethnicity.

Who are the remaining directors?

   As specified by the rules of the SEC, the directors not standing for election at the meeting and whose service will continue until the end of their respective terms also provided the following information about themselves as of January 30, 2004.

Class I (Term Ending in 2006)
------------------------------------------------------------------------------------------------
Alfredo L. Rovira

Age:                          59

Director Since:               2003

Principal Occupation:         Managing partner of the law firm of Brons & Salas, and Co-
                              Chairman of the Corporate Law Department of that firm, located in Buenos Aires, Argentina.

Business Experience:          Mr. Rovira has been associated with Brons & Salas since 1970.
                              At Brons & Salas, Mr. Rovira has had extensive experience as an arbitrator involving both domestic and multinational companies.
                              He has also written and taught extensively on legal topics.
------------------------------------------------------------------------------------------------
Albert P.L. Stroucken

Age:                          56

Director Since:               1998

Principal Occupation:         Chairman of the Board, President and Chief Executive Officer,
                              H.B. Fuller Company.

Business Experience:          Mr. Stroucken was elected Chairman of the Board in October,
                              1999. He has been President and Chief Executive Officer of H.B.
                              Fuller since April, 1998. He was General Manager, Inorganics
                              Division of Bayer AG from 1997 to 1998. Prior to that position, he was Executive Vice President and President of Industrial
                              Chemicals Division, Bayer Corporation from 1992 to 1997.
------------------------------------------------------------------------------------------------

Class III (Term Ending in 2005)
------------------------------------------------------------------------------------------------
J. Michael Losh

Age:                            57

Director Since:                 2001

Principal Occupation:           Private investor

Business Experience:            Mr. Losh was the Chairman of Metaldyne Corporation, a global designer and supplier of high quality, metal-formed components, assemblies and modules for the transportation industry
                                headquartered in Plymouth, Michigan, from 2000 to 2002. Prior to that position, Mr. Losh was employed by General Motors
                                Corporation from 1964 to 2000. At General Motors he served in a variety of operating and financial posts in the U.S., Mexico and
                                Brazil, including general manager of both the Pontiac and
                                Oldsmobile divisions. From 1994 to 2000, Mr. Losh was Chief
                                Financial Officer of General Motors.

                                Mr. Losh is also considered to be an audit committee financial expert as that term is defined in the rules of the SEC.

Other Directorships:            AON Corporation; AMB Property Corp.; Cardinal Health, Inc.;
                                MASCO Corporation; Metaldyne Corporation; TRW Automotive
                                Holdings Corporation.

                                In addition to H.B. Fuller, Mr. Losh serves on the audit
                                committees of AMB Property, MASCO, Metaldyne and TRW. The
                                Board of Directors of H.B. Fuller has determined that such simultaneous service does not impair Mr. Losh's ability to effectively serve on the Company's Audit Committee. This
                                determination reflects Mr. Losh's experience and understanding of financial statements, accounting principles and controls and audit committee functions gained throughout his professional career, and his availability to devote time and attention to his service on each committee.
------------------------------------------------------------------------------------------------
Lee R. Mitau

Age:                            55

Director Since:                 1996

Principal Occupation:           Executive Vice President and General Counsel, U.S. Bancorp, a
                                bank holding company headquartered in Minneapolis, Minnesota.

Business Experience:            Mr. Mitau has been Executive Vice President of U.S. Bancorp since 1995. He was a partner in the Corporate Department of the law firm of Dorsey & Whitney LLP from 1983 to 1995.

Other Directorships:            Mr. Mitau is Chairman of the Board of Graco Inc.
------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
R. William Van Sant

Age:                  65

Director Since:       2001

Principal Occupation: Operating Partner at Norwest Equity Partners, a venture capital firm headquartered in Minneapolis, Minnesota.

Business Experience:  Mr. Van Sant was Chairman and Chief Executive Officer of
                      Nortrax, Inc., a distributor of John Deere construction equipment in Minneapolis, Minnesota, from 1999 to March, 2001. He was
                      Chairman and Chief Executive Officer of Lukens, Inc., a specialty steel producer from 1991 to 1998.

Other Directorships:  Mr. Van Sant is a director of Amcast Industrial Corporation and
                      Graco Inc.
---------------------------------------------------------------------------------------

Does the Board have written corporate governance guidelines?

   The Board, upon recommendation of the Corporate Governance and Nominating Committee, has adopted Corporate Governance Guidelines which summarize many of the corporate governance principles which the Board has followed in governing the Company. The guidelines are available for review at www.hbfuller.com/Shareholder Relations/Board of Directors.

Is a majority of the Board independent of management?

   Pursuant to the Company's Corporate Governance Guidelines and applicable rules of the New York Stock Exchange, the Board has determined that all members, other than Mr. Stroucken, are independent. No director is considered independent unless the Board affirmatively determines that such director has no material relationship with the Company. In assessing the materiality of any person's relationship with H.B Fuller, the Board considers all relevant facts and circumstances, including not only direct relationships between the Company and each director but also any relationships between H.B. Fuller and any entity with which a director is affiliated.

What is the Board's policy with respect to attendance?

   Directors are expected to attend the annual meeting of shareholders and all meetings of the Board and each committee on which they serve. The Board and each committee, other than the Audit Committee, held five scheduled meetings during the 2003 fiscal year. The Audit Committee held six meetings during the 2003 fiscal year. Each director attended 100% of the meetings of the Board, Board committees on which the director served and the shareholder meeting during the period in which the director served on the Board in fiscal year 2003.

What are the roles of the Board's committees?

   The Board of Directors is responsible for the overall affairs of the Company. The Board conducts its business through meetings of the Board and four standing committees: Audit; Compensation; Corporate Governance and Nominating; and Finance. The Board has adopted a written charter for each committee. These charters are available for review at hbfuller.com/Shareholder Relations/Board of Directors. When necessary, the Board also establishes ad hoc committees to address specific issues.

Audit Committee

             Members:
             John J. Mauriel, Jr.
               (Co-Chair)               J. Michael Losh (Co-Chair)
             Freeman A. Ford            Alfredo L. Rovira
             Knut Kleedehn              John C. van Roden, Jr.

Number of Meetings in fiscal year 2003:  Six

Functions: The Audit Committee appoints the independent auditors to audit the Company's consolidated financial statements, oversees the audit and the independence and performance of independent public auditors, and reviews the annual audited consolidated financial statements, accounting principles and practices and the adequacy of internal controls. This Committee also monitors compliance with the Company's codes of conduct.

All of the Audit Committee members meet the independence and experience requirements of the SEC and the New York Stock Exchange. Mr. J. Michael Losh and Mr. John C. van Roden, Jr., are deemed to satisfy the requirements of an audit committee financial expert as such term is defined under applicable federal law and regulations. The Audit Committee Report for fiscal year 2003 is included in this Proxy Statement.

Compensation Committee

             Members:
             Lee R. Mitau (Chair)       Knut Kleedehn
             Norbert R. Berg            R. William Van Sant

Number of Meetings in fiscal year 2003:  Five

Functions: The Compensation Committee establishes overall compensation programs and practices for executives and directors, reviews and approves compensation, including salary, incentive programs, stock-based awards, perquisites and supplemental benefits for executives who report to the Chief Executive Officer and the directors, and monitors the competitiveness, fairness and equity of the Company's retirement plans. This Committee also has the authority to administer the Company's stock-based compensation plans and individual awards.

All of the members of the Compensation Committee are considered independent as that term is described by the Company's Corporate Governance Guidelines and the New York Stock Exchange. The report of the Compensation Committee on Executive Compensation for fiscal year 2003 is included in this Proxy Statement.

Corporate Governance and Nominating Committee

             Members:
             Norbert R. Berg (Chair)    R. William Van Sant
             Lee R. Mitau

Number of Meetings in fiscal year 2003:  Five

Functions: The Corporate Governance and Nominating Committee reviews matters of corporate governance, including reviewing the Company's organizational structure and succession planning, and policies and practices relating to significant issues of corporate, social and public concern. This Committee evaluates and recommends new director nominees and evaluates each current director prior to nominating such person for reelection. The Corporate Governance and Nominating Committee reviews a director's continued service if a director's occupation changes during his or her term. This Committee also evaluates the performance of the Chairman of the Board, President and Chief Executive Officer, and directors, and makes recommendations to the Board regarding any shareholder proposals.

This Committee considers shareholder recommendations for potential director nominees. Suggestions may be sent to the Corporate Governance and Nominating Committee in care of the Corporate Secretary of H.B. Fuller. See "How can a shareholder suggest a candidate for election to the Board?"

All of the members of the Corporate Governance and Nominating Committee are considered independent as that term is described by the Company's Corporate Governance Guidelines and the New York Stock Exchange.

The Chair of the Corporate Governance and Nominating Committee acts as the Presiding Director of the Board. At each regularly scheduled meeting of the Board of Directors, the Presiding Director leads a discussion at which only independent directors are present.

Finance Committee

             Members:
             Freeman A. Ford (Chair)    John C. van Roden, Jr.
             J. Michael Losh            John J. Mauriel, Jr.
             Alfredo L. Rovira          Albert P.L. Stroucken

Number of Meetings in 2003:  Five

Functions: The Finance Committee reviews and makes recommendations to the Board regarding the Company's financial performance, plans and organization, including the following: long-range financial strategic plans and asset allocations; financial aspects of acquisitions and divestitures; major financing programs; dividend policy; capital and operating budgets and policy; the purchase and sale of H.B. Fuller's securities; third-party guarantees; the level of overall borrowing authority; information systems; and funding level and performance of retirement plans.

How are directors compensated?

   The form and amount of compensation for each director is determined and reviewed at least annually by the Compensation Committee. Such compensation reflects the philosophy and practice for boards of similar public companies and is comprised of cash and H.B. Fuller Common Stock (or its equivalents). H.B Fuller has and maintains goals for stock ownership by all non-employee directors.

   Effective as of July, 2003, the following fees are paid to all directors who are not employees of the Company:

          Annual Board retainer.............................. $32,000
          Annual retainer for Committee Chair................ $ 4,000
          Daily attendance fee for each Board meeting........ $ 1,000
          Attendance fee for each Committee in person meeting $ 1,000
          Attendance fee for each Committee telephone meeting $   500

   The Company also reimburses each director for any out-of-pocket expenses related to attendance at any meeting or arising from other Company business.

   Mr. Stroucken, as the Company's President and Chief Executive Officer, does not receive separate compensation for serving as Chairman of the Board of Directors nor for attendance at any meeting.

   In addition to the retainer, meeting and attendance fees described above, the Board believes it is important that each director have an economic stake in the Company's Common Stock. As a result, the Compensation Committee typically makes an annual grant of shares of restricted Common Stock or restricted Common Stock units to each non-employee director. During 2003, the Compensation Committee made a discretionary grant of 1,700 H.B. Fuller Common Stock units under the Directors' Deferred Compensation Plan. This plan is described below.

   In addition, each director typically receives a one-time grant of H.B. Fuller Common Stock (or its equivalent) upon their initial election to the Board. During 2003, Mr. Rovira and Mr. van Roden each received a grant of 1,300 shares of restricted Common Stock under the Directors' Stock Incentive Plan. This plan is described below. These shares vest four years from the date of grant subject to continued service during that period.

   Directors' Deferred Compensation Plan. Under this plan, directors may elect to defer all or a percentage of their retainer, attendance or meeting fees. In addition, the Compensation Committee may make discretionary contributions to a participant's Common Stock account under this plan. During fiscal year 2003, the Committee exercised this discretion and granted each non-employee director 1,700 H.B. Fuller Common Stock units under this plan.

   Deferred amounts are credited with gains and losses based on the performance of certain mutual funds or H.B. Fuller Common Stock as elected by the director prior to deferring any retainer or fees. Directors who elect their retainer, attendance or meeting fees to be deferred into H.B. Fuller Common Stock units as an investment are credited with phantom stock units that will be paid out in shares of Common Stock. Phantom stock units are credited with dividend equivalents equal to the amount of dividends, if any, paid on an equal number of shares of H.B. Fuller Common Stock. The dividend equivalents are converted into additional phantom stock units based on the fair market value of H.B. Fuller Common Stock on the dividend payment date. If a participant elects to defer retainer, attendance or meeting fees to the H.B. Fuller Common Stock account in this plan, the Company makes a 10% matching contribution of additional phantom stock units to the amount invested in H.B Fuller Common Stock by the director. The phantom stock units credited to the directors' accounts do not have voting rights.

   Any amounts deferred under this plan are paid in shares of H.B. Fuller Common Stock or cash at the earliest to occur of:

   . the last date on which the director serves as a director (that is, the date of resignation or removal from the Board or the end of the director's elected term) or on the first, second, third, fourth or fifth anniversary of such date, as may be elected by the director in advance;

   .   disability;

   .   death; or

   .   the date of a change in control of the Company.

   Directors' Stock Incentive Plan. Under this plan, the Company may issue to non-employee members of the Board of Directors restricted stock, restricted stock units, options, stock appreciation rights, performance awards or other stock-based instruments. Shares of H.B. Fuller Common Stock are also issued under this plan to satisfy any requirements under the Directors' Deferred Compensation Plan. The Compensation Committee determines the type, amount and other terms and conditions of any award under this plan.

   Directors' Retirement Plan. In fiscal year 1997, the Compensation Committee terminated the Directors' Retirement Plan for any director elected to the Board after October 16, 1997 and replaced it with the Directors' Stock Incentive Plan. Messrs. Berg, Ford and Mauriel are the only current directors eligible to receive retirement benefits under this plan. This plan provides for payment of a retirement benefit to each director with a minimum of ten years service. Payments begin on the later of the director's retirement from the Board or the director's 60th birthday. The amount of the annual retirement benefit equals the aggregate amount of the director's last annual retainer. The retirement benefit is payable for the lesser of 15 years or the number of years the director served on the Board. In lieu of a series of payments, a director may receive a one-time payment of an actuarial equivalent amount. This retirement plan is unfunded, but H.B. Fuller has placed funds in a trust to provide benefits under this plan. These funds are, however, subject to the claims of H.B. Fuller's creditors.

   Physical Examinations. Non-employee directors are reimbursed for an annual physical examination. During the 2003 fiscal year, H.B. Fuller paid reimbursements of $11,592 for director physical examinations and related expenses.

   Matching Gifts to Education Program. Under this program, H.B. Fuller matches a non-employee director's contributions (up to $1,000) to eligible educational institutions. During the 2003 fiscal year, H.B. Fuller matched $4,500 of eligible contributions.

How can a shareholder contact the Board of Directors?

   Any shareholder may contact the Board, any committee or an individual director, by mailing a letter addressed to the Board, committee or individual director in care of the Corporate Secretary. The Corporate Secretary reviews all communication, but will forward all such correspondence to the directors for their information and consideration.

Who is the Corporate Secretary?

   The Corporate Secretary is Patricia L. Jones. The mailing address is the Office of the Corporate Secretary, P.O. Box 64683, St. Paul, Minnesota 55164-0683.

              PROPOSAL 2--RATIFICATION OF APPOINTMENT OF AUDITORS

Audit Committee Report

   Pursuant to its charter the Audit Committee of the Board of Directors is responsible for the appointment, compensation and oversight of the work of H.B. Fuller's independent auditors. In the exercise of that authority, we, the members of the Audit Committee, determined to engage KPMG LLP to commence service as the Company's independent auditor for the year ended November 27, 2004. A discussion of our decision is included below under the Proposal seeking the shareholders ratification of that appointment of KPMG.

   The Audit Committee of the Board is composed solely of independent directors who satisfy all applicable requirements of federal law, the listing standards of the New York Stock Exchange and the Company's Corporate Governance Guidelines. Except in our capacity as directors, no member of the Committee receives, directly or indirectly, any consulting, advisory or other compensatory fee from the Company, and no member is otherwise "affiliated" with the Company or any subsidiary, as such term is defined by applicable federal law and regulations. In addition to the foregoing, Mr. J. Michael Losh, Co-Chair of the Committee and Mr. John C. van Roden, Jr., based upon their experience in the preparation and auditing of the financial statements of comparable companies and their understanding of generally accepted accounting principles, internal accounting controls and audit committee functions, are deemed to satisfy the requirements of an audit committee financial expert as such term is defined under applicable federal law and regulations.

   Management is responsible for the financial reporting process, accounting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable law and regulations. Management represented to us that H.B. Fuller's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

   PricewaterhouseCoopers LLP, as the Company's independent auditors for fiscal years 2003, 2002 and 2001 were responsible for performing an independent audit of the consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report.

   We have reviewed and discussed the audited consolidated financial statements with management and PricewaterhouseCoopers LLP. We have also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), and they have discussed with us their independence and provided to us the written disclosure required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). We have also considered and determined that the provisions of non-audit services by PricewaterhouseCoopers LLP during the 2003 fiscal year were compatible with maintaining their independence.

   Based upon our discussions and our review of the representations of management and the report of the independent auditors, and in reliance upon such information, representations, reports and opinions, we recommended to the Board of Directors that the audited consolidated financial statements be included in H.B. Fuller's Annual Report on Form 10-K for the fiscal year ended November 29, 2003 filed with the SEC.

    John J. Mauriel, Jr. (Co-Chair)          J. Michael Losh (Co-Chair)
   Freeman                               Alfredo
    A. Ford        Knut Kleedehn        L. Rovira    John C. van Roden, Jr.

Fees to the Independent Auditor

   The following table presents fees for professional services provided by PricewaterhouseCoopers LLP for the audit, audit-related, tax and all other services rendered by PricewaterhouseCoopers LLP to the Company and its affiliates for the 2003 and 2002 fiscal years.

                                          2003       2002
                                       ---------- ----------
                    Audit Fees........ $1,604,000 $1,404,000
                    Audit Related Fees $  109,000 $  149,000
                    Tax Fees.......... $  324,000 $1,000,000
                    All Other Fees.... $    8,000 $   22,000

   Audit Fees: includes fees and expenses billed and to be billed for (i) the audit of the consolidated financial statements included in the Company's annual report on Form 10-K, (ii) reviews of the interim consolidated financial information included in the Company's quarterly reports on Form 10-Q, (iii) statutory audits of certain international subsidiaries, (iv) consultations concerning financial accounting and reporting, and (v) reviews of documents filed with the SEC and consents.

   Audit Related Fees: includes fees and expenses for audits of employee benefit plans.

   Tax Fees: includes fees and expenses for tax compliance (including U.S. federal and international returns) and tax planning advice. For fiscal year 2003, the Company paid PricewaterhouseCoopers LLP $295,000 for tax compliance services and $29,000 for tax planning advice.

   All Other Fees: includes fees and expenses associated with miscellaneous non-audit projects.

   The Audit Committee has in place procedures to pre-approve all audit, audit related, tax and other permissible services provided to the Company by PricewaterhouseCoopers LLP. The Company has a policy of avoiding the engagement of its independent auditors except for audit, audit related and tax compliance services. During 2003, PricewaterhouseCoopers did provide $8,000 of such other services that were preapproved. The Committee has delegated to one or more of its members pre-approval authority with respect to permitted services, and receives a regular report from management on all such services provided to the Company by PricewaterhouseCoopers LLP.

Proposal

   The Audit Committee has a policy of periodically reviewing the proposed scope and fees of a number of alternative auditing firms qualified to perform the Company's audit and considering the appropriateness of either retaining the incumbent auditor or engaging another firm.

   The reports of PricewaterhouseCoopers LLP, including those for fiscal years 2003, 2002 and 2001, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

   In connection with the audits of the Company for the two most recent fiscal years, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreement if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference to such disagreement in connection with their report on the Company's consolidated financial statements for such years. Also, during those years and period, there have been no "reportable events" as such term is used in Item 304(a)(1)(v) of Regulation S-K as promulgated by the SEC.

   On October 1, 2003, the Audit Committee, after a comprehensive review of proposals for audit services from several public accountants, determined to engage KPMG LLP as principal accountant of the Company for the fiscal year commencing November 30, 2003 and ending November 27, 2004.

   If the shareholders do not ratify the Audit Committee's appointment of independent auditors, the Audit Committee intends to reconsider that appointment.

   Representatives of PricewaterhouseCoopers LLP and KPMG LLP are expected to be present at the meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions from shareholders.

   We will vote your shares as you specify when providing your proxy. If you submit your proxy without voting instructions, we will vote your shares FOR the ratification of the appointment of KPMG LLP.

   The affirmative vote of a majority of the outstanding shares of Common Stock represented and entitled to vote on this matter is required to approve this proposal.

The Board of Directors recommends a vote FOR ratification of the appointment of
                                   KPMG LLP.

                                 OTHER MATTERS

Will the meeting consider any other business?

   H.B. Fuller's Bylaws provide that a shareholder may present a proposal at the meeting that is not included in this Proxy Statement only if proper written notice was received by the Company before the close of business on November 7, 2003. Since no shareholder provided the notice required by the Bylaws prior to that deadline, the Company does not anticipate that any other proposals will be presented for consideration at the meeting. If you wish to present a proposal at the 2005 Annual Meeting, please contact the Corporate Secretary prior to November 6, 2004 for a description of the steps to be taken to present such a proposal. If you wish to make a proposal for inclusion in the Proxy Statement for the 2005 Annual Meeting, please see "How can a shareholder present a proposal at the 2005 Annual Meeting?"

   As of the date of this Proxy Statement, we do not know of any other business to be presented for consideration at the meeting. If any other business does properly come before the meeting, the persons named as proxies on the enclosed proxy card will vote in accordance with their best judgment as to the best interests of H.B. Fuller and its shareholders.

How can a shareholder present a proposal at the 2005 Annual Meeting?

   In order for a shareholder proposal to be considered for inclusion in H.B. Fuller's Proxy Statement for the 2005 Annual Meeting, the written proposal must be received at the principal executive offices of the Company by the close of business on November 6, 2004. The proposal must comply with SEC regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Please contact the Corporate Secretary for a copy of such regulations.

   If a shareholder wishes to present a proposal at the 2005 Annual Meeting, they must provide notice to the Company no later than November 6, 2004. Please contact the Corporate Secretary for a description of the steps to be taken to present such a proposal.

                            EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

   Introduction. The Compensation Committee of the Board of Directors establishes, monitors and administers compensation policies, plans and provisions in an effort to ensure the Company's ability to attract, retain and motivate qualified directors and executives. We, the members of the Compensation Committee, establish targets for base salary, short-term and long-term incentives with an emphasis on market-based competitiveness and alignment with the Company's mission, strategies and financial objectives. Each year, we review national and regional compensation surveys to determine and establish competitive levels of compensation. Certain of these surveys include comparable companies from the specialty chemical peer group referred to in the Total Shareholder Return Graph in this Proxy Statement. From time to time, we also hire experienced outside consultants to analyze and review the Company's compensation programs. The purpose of these reviews is to satisfy ourselves that H.B. Fuller's compensation programs meet our goals.

   Compensation of the Chief Executive Officer. As the Company's chief executive officer, Mr. Stroucken's total compensation package is designed to be competitive with compensation provided to chief executive officers at chemical manufacturing and allied products companies with total revenues comparable to H.B. Fuller's net revenues. Since coming to the Company in 1998, Mr. Stroucken's employment compensation has been governed by his employment agreement. This agreement is described under the heading, "Executive Compensation--Employment Agreements" in this Proxy Statement and is filed with the SEC. Since the components of Mr. Stroucken's total compensation package (base salary, short-term incentives and long-term incentives), are the same as those for all other executives, the specifics of his fiscal year 2003 compensation are discussed under each heading.

Compensation for Fiscal Year 2003.

   Base Salary. Generally, base salary reflects an executive's job grade. Job grades are set to reflect the complexity and importance of a position as well as the market rate paid for such positions. Executives generally receive increases due to promotions throughout the year. Merit increases in base salary are tied to annual performance reviews and are generally subject to salary ranges based on market surveys of companies with total revenues comparable to H.B. Fuller's net revenues. We review and consider the annual performance of and proposed merit increase for each executive annually. For the most recent fiscal year, the budget guideline for base salary merit increases was 3.8%. Base salary merit increases for executives named in this Proxy Statement (other than the CEO) averaged 3.8% for fiscal year 2003. In order to make Mr. Stroucken's base salary competitive with that of CEOs at chemical manufacturing and allied product companies with total revenues comparable to the Company's, the Committee increased Mr. Stroucken's base salary 8.0% from fiscal 2002 to 2003.

   Short-Term Incentive Awards. Consistent with our overall philosophy and objectives, aggregate short-term incentive awards are set for each executive so that the expected payout at target performance levels, together with the executive's base salary, would result in base salary and short-term incentive compensation at least equal to the compensation for similar positions at comparable companies. Target award opportunities for executives named in this Proxy Statement (other than the CEO) ranged from 48% to 56% of base salary for fiscal 2003. The maximum opportunity ranged from 72% to 84%. For fiscal 2003, Mr. Stroucken was eligible to earn an award of up to 128% of his base salary under the Company's short-term incentive program.

   Pursuant to the Company's Annual and Long Term Incentive Plan, the pool of available funds for short-term incentive awards is based on the Company's operating income and cash flow. However, the Committee exercises discretion to decrease the pool if the Company fails to achieve its pre-established financial targets. In fiscal 2003, the Company failed to meet these objectives. As a result no short-term incentive compensation was paid to any executive named in this Proxy Statement (including Mr. Stroucken) for fiscal 2003.

   Long-Term Incentive Awards. The Company has also established a long-term incentive program that includes annual grants of cash-based Performance Units and non-qualified stock options. The aggregate amount of these long-term incentive awards is set for each executive so that the expected payout would result in compensation at least equal to competitive market levels of such compensation for similar positions at comparable companies.

      Performance Units. Since 1999, each annual award of Performance Units specify a three-year measurement period for determining the amount to be paid with respect to each award. The basis for performance measurement and determining payout of the Performance Units compares the Company's percentage improvement in return on invested capital (ROIC) measured across a peer group of companies. These peer companies are identified under the Total Shareholder Return Graph in this Proxy Statement. For example, the Performance Units awarded during fiscal year 2003 are based upon the Company's performance from 2003 through 2005. For detailed information regarding the Performance Units awarded to Mr. Stroucken and the other executives named in this Proxy Statement for fiscal year 2003, please refer to the table under the heading "Long Term Incentive Plan--Awards in the Last Fiscal Year" in this Proxy Statement.

      Stock-Based Programs. The Committee believes that ownership of H.B. Fuller Common Stock by executives encourages long-term, strategic decision-making that is in the balanced best interests of H.B. Fuller's constituents. Goals for recommended levels of executive stock ownership were established several years ago. An executive's stock ownership goal ranges in dollar amount from one to five times their annual salary, depending on job grade. To foster stock ownership by executives, in addition to cash based Performance Units, 50% of each executive's long-term incentive award is provided through the grant of nonqualified stock options. For detailed information regarding the options awarded to Mr. Stroucken and the other executives named in this Proxy Statement for fiscal 2003, please refer to the table under the heading "Option Grants in Last Fiscal Year" in this Proxy Statement.

   Independence. No member of the Compensation Committee is a current or former employee of the Company. The membership of the Committee satisfies all applicable requirements for a corporation listed on the New York Stock Exchange and all members are considered "independent" as that term has been defined by the Exchange and the Company's Corporate Governance Guidelines.

   Conclusion. We believe that the policies and programs described in the report maintain an appropriate balance between motivating achievement of short-term goals and strategically leading the Company in a direction to provide long-term success and therefore serve the interests of the shareholders and the Company.

                            Lee R. Mitau, Chair
            Norbert R. Berg    Knut Kleedehn    R. William Van Sant

Summary Compensation Table

   The following table shows, in the format required by the SEC, the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by Mr. Stroucken, as CEO of the Company, and each of the other four most highly compensated executives at the end of fiscal year 2003.

                                                                              Long-Term
                                            Annual Compensation          Compensation Awards
            -                        -------------------------------    ---------------------
                                                                        Restricted Securities
                                                         Other Annual     Stock    Underlying    All Other
Name and Principal          Fiscal   Salary(1) Bonus(2) Compensation(3) Awards(4)   Options   Compensation(5)
Position                     Year       ($)      ($)          ($)          ($)        (#)           ($)
------------------          ------   --------- -------- --------------- ---------- ---------- ---------------
Albert P.L. Stroucken        2003     756,000        0            0          0       65,543       127,713
  Chairman of the Board,     2002     704,487  669,060       12,602          0       71,721       190,118
  President and Chief        2001     648,945  225,000       16,224          0      103,896        99,424
  Executive Officer

Alan R. Longstreet           2003     303,613        0          730          0       14,045        44,305
  Group President,           2002     295,512  173,319            0          0       15,369       153,635
  General Manager            2001     283,426   83,823          625          0       25,974        39,381
  North America

Patricia L. Jones            2003     288,729        0            0          0       10,534        13,787
  Senior Vice President,     2002(6)   87,615   42,500            0          0        6,000             0
  Chief Administrative       2001(6)       --       --           --         --           --            --
  Officer, General Counsel
  and Corporate Secretary

James R. Conaty              2003     279,656        0            0          0        8,193        22,795
  Group President,           2002     277,633  130,635            0          0        8,965        17,785
  General Manager            2001     239,585   32,743            0          0       15,152        10,899
  Global Adhesives

Walter K. Nussbaumer         2003     271,015        0      544,666(7)       0       10,534        17,131
  Group President,           2002     263,783  131,853      439,989(7)       0       11,527        14,119
  General Manager            2001     247,975   56,542      254,979(7)       0       19,480        14,505
  Europe

--------
(1) Includes cash compensation deferred at the election of the executive under H.B. Fuller's Thrift Plan and Key Employee Deferred Compensation Plan.

(2) The bonus amounts were paid pursuant to H.B. Fuller's short-term incentive plans described in the Compensation Committee Report on Executive Compensation. Includes cash compensation deferred at the election of the executive under the Key Employee Deferred Compensation Plan.

   Amounts for Fiscal Year 2002 also include payments for Performance Units awarded in fiscal 2002 for achievements in Fiscal Year 2002 as follows:

                         Albert P.L. Stroucken $233,310
                         Alan R. Longstreet... $ 49,995
                         James R. Conaty...... $ 29,164
                         Walter K. Nussbaumer. $ 37,496

   These amounts were determined after the date of last year's Proxy Statement.

(3) For Mr. Stroucken and Mr. Longstreet the amount reported includes the dollar value of H.B. Fuller's 10% matching contribution relating to Common Stock units credited to the executive's account under the Key Employee Deferred Compensation Plan. See note 7 for a description of the amounts paid to Mr. Nussbaumer.

(4) H.B. Fuller issued restricted Common Stock and restricted Common Stock units under its 1992 Stock Incentive Plan. Each restricted Common Stock unit represents the right to receive one share of H.B. Fuller Common Stock. Dividends are paid on restricted Common Stock and then reinvested in additional shares of restricted Common Stock. Dividend equivalents accrue with respect to restricted Common Stock units at the same rate as dividends are paid on Common Stock, and the dividend equivalents are then credited as additional restricted Common Stock units. Shares of restricted Common Stock are entitled to vote at the meeting. Restricted Common Stock units are not entitled to vote at the meeting.

   Listed below are the total numbers of shares of restricted Common Stock and restricted Common Stock units held by each executive as of December 1, 2003. Amounts shown include accrued dividend shares or dividend equivalents.

                                                   Restricted
                               Restricted  Market    Stock     Market
                                 Stock     Value     Units     Value
                               ---------- -------- ---------- --------
          Alan R. Longstreet..   6,981    $190,511   10,083   $275,165
          James R. Conaty.....   8,311    $226,807        0   $      0
          Walter K. Nussbaumer   2,655    $ 72,455    8,213   $224,133

   Each executive also holds phantom stock units in the Key Employee Deferred Compensation Plan. These amounts are disclosed in the notes to the Security Ownership of Certain Beneficial Owners and Management table in this Proxy Statement.

(5) Amounts include H.B. Fuller's matching contributions for fiscal year 2003 under the terms of H.B. Fuller's Thrift Plan (a 401(k) plan):

                          Albert P.L. Stroucken $4,032
                          Alan R. Longstreet... $5,701
                          Patricia L. Jones.... $1,228
                          James R. Conaty...... $5,198
                          Walter K. Nussbaumer. $4,963

   A participant's account in the Thrift Plan is fully vested upon the occurrence of certain specified circumstances, including a change in control of H.B. Fuller or after three years of credited service. The account balances for Messrs. Stroucken, Longstreet, Conaty and Nussbaumer are fully vested. Distribution of a participant's vested account balance is made only upon the termination of employment.

   For fiscal year 2003, the amounts also include certain matching contributions under the Key Employee Deferred Compensation Plan as follows:

                         Albert P.L. Stroucken $53,994
                         Alan R. Longstreet... $13,413
                         Patricia L. Jones.... $11,126
                         James R. Conaty...... $10,385
                         Walter K. Nussbaumer. $10,735

   Amounts also include premiums paid for fiscal year 2003, on a tax-protected basis, on term life and personal excess liability insurance covering each executive as follows:

                         Albert P.L. Stroucken $69,687
                         Alan R. Longstreet... $25,191
                         Patricia L. Jones.... $ 1,433
                         James R. Conaty...... $ 7,212
                         Walter K. Nussbaumer. $ 1,433

   The term life insurance covers the amount of the executive's outstanding loan under the Executive Stock Purchase Loan Program.

   The amount for Mr. Stroucken also includes $28,964 of life insurance premiums paid, on a tax-protected basis, by the Company for fiscal year 2003. The death benefit to be paid under this policy is the amount required to provide the full amount of coverage required by Mr. Stroucken's employment agreement. The amount of any death benefit in excess of this required amount is payable to the Company. If terminated during his lifetime, Mr. Stroucken may purchase the policy for the greater of the aggregate amount of premiums paid by the Company or the policy's cash surrender value.

(6) Ms. Jones was hired in August, 2002.

(7) This amount includes payments made to Mr. Nussbaumer or on his behalf under H.B. Fuller's International Service Assignment Agreement.

Option Grants in Last Fiscal Year

   As described in the Compensation Committee Report on Executive Compensation, H.B. Fuller provides 50% of its targeted long-term incentive compensation to its executives in the form of stock options. The following table provides information on the stock options granted during fiscal year 2003 to the executives listed in the Summary Compensation Table.

                                                                  Potential Realizable Value
                                                                  at Assumed Annual Rates
                                                                    of Stock Price
                                                                  Appreciation for Option
                             Individual Grants                           Term
                      --------------------------------            --------------------------
                      Number of
                      Securities  % of Total
                      Underlying   Options    Exercise
                       Options    Granted to  or Base
                       Granted   Employees in  Price   Expiration   5%(2)        10%(2)
Name                    (#)(1)   Fiscal Year   ($/Sh)     Date       ($)          ($)
----                  ---------- ------------ -------- ----------   ---------    ---------
Albert P.L. Stroucken   65,543      18.50%     27.90    12-9-12   1,150,028     2,914,397
Alan R. Longstreet...   14,045       3.96%     27.90    12-9-12     246,436       624,517
Patricia L. Jones....   10,534       2.97%     27.90    12-9-12     184,831       468,399
James R. Conaty......    8,193       2.31%     27.90    12-9-12     143,756       364,305
Walter K. Nussbaumer.   10,534       2.97%     27.90    12-9-12     184,831       468,399

--------
(1) The options have an exercise price equal to the market price of H.B. Fuller Common Stock on the date of grant. Beginning one year after the date of grant, 25% of the annual grant can be exercised. An additional 25% of the annual grant vests each year. The options vest earlier upon retirement or a change in control of the Company. Change in control circumstances are defined as certain changes in H.B. Fuller's Board of Directors, certain concentrations of voting power, certain mergers, sales of corporate assets, statutory share exchanges or similar transactions, or a liquidation or dissolution of the Company.

(2) The assumed 5% and 10% annual rates of appreciation over the terms of the options are shown in accordance with rules and regulations of the SEC and do not represent H.B. Fuller's estimates of stock price appreciation.

Aggregated Option Exercises in Fiscal Year 2003 and Fiscal Year End Option
Values

   The following table summarizes information with respect to stock option exercises by the executives listed in the Summary Compensation Table during fiscal year 2003 and the value of stock options held by such executives at the end of fiscal year 2003.

                                          Number of Securities       Value of Unexercised
                       Shares            Underlying Unexercised     In-the-Money Options at
                      Acquired  Value   Options at Fiscal Year End    Fiscal Year End(1)
                         on    Realized -------------------------  -------------------------
Name                  Exercise   ($)    Exercisable  Unexercisable Exercisable Unexercisable
----                  -------- -------- -----------  ------------- ----------- -------------
Albert P.L. Stroucken    0        0       178,529       185,453    $1,172,329    $627,287
Alan R. Longstreet...    0        0        47,298        42,102    $  232,566    $127,979
Patricia L. Jones....    0        0         1,500        15,034    $        0    $      0
James R. Conaty......    0        0        25,051        24,265    $  126,086    $ 74,656
Walter K. Nussbaumer.    0        0        29,627        31,282    $  145,694    $ 95,983

--------
(1) The value was determined by subtracting the exercise price per share from $27.29, the closing market price per share of H.B. Fuller Common Stock on December 1, 2003.

Long Term Incentive Plan--Awards in Last Fiscal Year

   As described in the Compensation Committee's report on Executive Compensation, historically, the Company has made an annual award of units whose cash payout is determined at the end of a specified three-year period. Such awards are designed to represent 50% of each executive's targeted long-term compensation. Such annual awards have resulted in a series of overlapping three-year performance periods.

   The following table shows awards under the H.B. Fuller Performance Unit Plan made during fiscal year 2003 to the executives listed in the Summary Compensation Table. Any payout for units awarded in 2003 will be made in 2006 and will be based upon the Company's relative percentage improvement in return on invested capital (ROIC) in comparison to an established peer group of 19 specialty chemical companies. The average performance in fiscal years 2003 through 2005 will be compared to the average performance in fiscal years 2000 through 2002. The ROIC improvement for each company will be ranked from 1 to 20, highest to lowest. If H.B. Fuller falls within the first quartile of ranking (positions 1-5) the Performance Units will be paid at the "Maximum" level. If the Company falls within the second quartile of ranking (positions 6-10), the Performance Units will be paid at the "Target" level. If the Company falls within the third or fourth quartiles (positions 11-20), no amounts will be paid under the Performance Units.

                                      Performance or
                                       Other Period   Estimated Future Payouts
                                     Until Maturation   Under Non-Stock
                             Number     or Payout     Price-Based Plan (2)
               -               of    ---------------- ------------------------
      Name                  Units(1) Fiscal Years(2)   Target      Maximum
      ----                  -------- ----------------  --------    ----------
      Albert P.L. Stroucken  7,000      2003-2005     $700,000    $1,050,000
      Alan R. Longstreet...  1,500      2003-2005     $150,000    $  225,000
      Patricia L. Jones....  1,125      2003-2005     $112,500    $  168,750
      James R. Conaty......    875      2003-2005     $ 87,500    $  131,250
      Walter K. Nussbaumer.  1,125      2003-2005     $112,500    $  168,750

--------
(1) The performance units are payable in cash. After performance for a designated period is determined and prior to payment, the performance units are converted to a dollar value.

   No cash awards under outstanding Performance Units were paid for the three-year performance period covering fiscal years 2001-2003 since H.B. Fuller's financial results over the 2001-2003 performance period did not meet the targets specified in such awards.

   Before awarding the 2002 Performance Units, the Compensation Committee decided that the Performance Units granted in years prior to fiscal year 2002 were unlikely to pay out. As a result, the next possible incentive payment would not be until April, 2005 unless the Committee made special provisions in 2002. Therefore, as part of the Performance Units awarded in fiscal year 2002, in addition to an award based upon the full three-year measuring period covering fiscal years 2002-2004, there was an opportunity to receive an incentive payment for the fiscal years 2002 and 2003 separately. The incentive payment opportunities for fiscal year 2002 and 2003 are equal to 1/3 and 2/3 of the potential award for the 2002-2004 measuring period. After the date of last year's Proxy Statement, it was determined that the Company's performance satisfied the requirements for a "target level" payment for the fiscal year 2002 measuring period. The amount paid to the executives listed in the Summary Compensation Table for fiscal year 2002 is disclosed in that table. As of the date of this Proxy Statement, the Company is not yet able to calculate the amount, if any, for the fiscal year 2003 measuring period. If any amount is paid for fiscal year 2003, it will be disclosed in next year's Proxy Statement.

Retirement Plans

   H.B. Fuller's Retirement Plan is a defined benefit, tax qualified plan that provides benefits for U.S. employees and is sometimes referred to as a pension plan. Employees do not make contributions to this plan. The plan provides an annual benefit equal to a percentage of the employee's average annual compensation (including annual incentive compensation) during the highest five years of compensation in the final ten years of an employee's service, based on the employee's length of service with the Company.

   H.B. Fuller has established a Supplemental Executive Retirement Plan to provide additional benefits to executives who may be affected by limits that are imposed by the Internal Revenue Code and the Employee Retirement Income Security Act of 1974 on the amount of benefits that may be paid from tax qualified pension plans. This supplemental plan provides an annual benefit equal to a percentage of the executive's average annual compensation (including short term incentive compensation) during the highest five years of compensation in the final ten years of an executive's service, based on the executive's length of service with H.B. Fuller. This supplemental amount is offset by retirement income from certain other sources. The supplemental plan is an unfunded plan. However, the Company has placed funds in a trust that is intended to provide plan benefits. The funds are subject to the claims of H.B. Fuller's creditors.

   The following table shows the estimated annual benefits on a straight-line annuity basis payable to the executives listed in the Summary Compensation Table who have 15 or more years of credited service upon normal retirement (age 65 or later) under the pension plan and the Supplemental Executive Retirement Plan. In accordance with the plans, the annual compensation considered in determining the benefits payable to any executive is the salary and short term incentive compensation disclosed in the Summary Compensation Table.

                Final                        Final
              Five-Year                    Five-Year
               Average                      Average
                Annual        Annual         Annual        Annual
           Compensation ($) Benefit ($) Compensation ($) Benefit ($)
           ---------------- ----------- ---------------- -----------
               225,000         91,608        900,000       429,608
               300,000        129,108        975,000       466,108
               375,000        166,608      1,050,000       504,608
               450,000        204,108      1,125,000       541,108
               525,000        241,608      1,200,000       579,608
               600,000        279,608      1,275,000       616,108
               675,000        316,108      1,350,000       654,608
               750,000        354,608      1,425,000       691,108
               825,000        391,108

   Mr. Stroucken, Mr. Longstreet, Ms. Jones, Mr. Conaty and Mr. Nussbaumer participate in the pension plan and the Supplemental Executive Retirement Plan. Mr. Longstreet, Mr. Conaty and Mr. Nussbaumer each had more than 15 years of service as of December 1, 2003. At the time of his hiring, Mr. Stroucken was credited with years of service under the Supplemental Executive Retirement Plan for the number of years served with his prior employer.

Key Employee Deferred Compensation Plan

   H.B. Fuller's Key Employee Deferred Compensation Plan permits eligible employees to defer annually a portion of their base salary and any annual incentive payment or payments under H.B. Fuller's Performance Unit Plan. Deferred compensation is payable on the earlier of the participant's termination of employment, reaching age 65, disability, death or the date(s) for payment selected by the participant. Amounts deferred under the plan are credited with interest based on the prime rate, or gains and losses based on the performance of certain mutual funds or H.B. Fuller Common Stock, all as elected by the participant. If a participant elects to defer amounts to the H.B. Fuller Common Stock account, the Company makes a matching contribution equal to 10% of the value of such amount. H.B. Fuller also makes matching contributions to a participant's stock account to restore certain matching contributions under the H.B. Fuller Thrift Plan (a 401(k) plan) that are limited by tax regulations. The value of these matching contributions is disclosed in the Summary Compensation Table. In addition, the Compensation Committee may make discretionary contributions to a participant's Common Stock account under this plan. For fiscal year 2003, no discretionary grants were made to any executives listed in the Summary Compensation Table.

Employment Agreements

   Albert P.L. Stroucken. Mr. Stroucken's employment as President and Chief Executive Officer of the Company is governed by the terms of an employment agreement dated April 16, 1998. This agreement addresses Mr. Stroucken's base salary, annual and long-term incentive compensation, specified perquisites and participation in the Company's employee benefit plans. The employment agreement terminates on March 31, 2004, and as of the date of this Proxy Statement, the Company is negotiating a new contract to retain Mr. Stroucken's employment with the Company. It is expected that the new contract will be substantially similar to the agreement currently in effect. Mr. Stroucken's agreement is filed with the SEC and can be reviewed by any shareholder at www.hbfuller.com/Shareholder Relations/SEC Filings.

   Pursuant to the employment agreement in effect as of the date of this Proxy Statement, in the event of Mr. Stroucken's death or disability during the term of this agreement, the Company agrees to pay his spouse or estate for the following three years an annual amount equal to the sum of his average base salary during the two years preceding his death or disability plus his average annual bonus during the preceding two years. The Company will pay a similar amount for three years following his termination of employment if the Company terminates his employment without cause, Mr. Stroucken terminates his employment for "good reason" (as defined in the agreement), or his employment terminates on March 31, 2004. In addition, any unvested stock options outstanding on the death or termination immediately vest in full. The Company will also provide him and/or his spouse with certain benefits and perquisites during this three-year period. Pursuant to the terms of his agreement, Mr. Stroucken is prohibited from disclosing confidential information and engaging in certain activities competitive with H.B. Fuller for a period following his employment with the Company.

   Mr. Stroucken's employment agreement contains provisions which may trigger a lump-sum payment in the event of a change in control of the Company. This payment is triggered if within one year after a change in control, Mr. Stroucken terminates his employment or the Company terminates his employment for any reason (other than cause), or if within three years after a change in control, the Company terminates Mr. Stroucken's employment without cause, or he terminates his employment due to a reduction in his position, responsibilities or compensation from what existed prior to the change of control. The payment is equal to three times the amount of Mr. Stroucken's base salary plus his largest annual bonus in any of the three years before the change in control. In addition, the Company will provide Mr. Stroucken with certain benefits and perquisites for a three-year period following the termination of employment. In the event that these payments are subject to any excise tax, the Company will reimburse Mr. Stroucken for the amount of the excise tax and for any taxes imposed upon such reimbursement.

   Other Executive Officers. The Company has agreements with Mr. Longstreet, Ms. Jones and Mr. Conaty that prohibit disclosure of confidential information and prohibit each of them from competing with the Company for a period of time after termination of employment. In certain circumstances the agreements require the Company to pay the executive during any noncompetition period the difference between his monthly income and his monthly income immediately prior to leaving the Company.

Change in Control Arrangements

   H.B. Fuller has a change in control arrangement with each of the executives listed in the Summary Compensation Table (Mr. Stroucken's arrangement is described above). The one-year term of these agreements automatically extends on a daily basis, so that the term continues to be one year, unless H.B. Fuller gives notice that the term will not be extended. Upon the occurrence of a change in control of the Company, the term of the agreement is automatically extended to three years from the date of the change in control. If during this three-year period, H.B. Fuller terminates the executive's employment for any reason other than cause or disability, the executive terminates his or her employment for good reason (as defined in the agreement), or the executive terminates his or her employment for any reason during the 90-day period following the first anniversary of the change in control, the executive is entitled to receive a lump sum payment from H.B. Fuller. The payment is equal to three times the amount of the executive's annual base salary plus the executive's largest annual bonus in any of the three years before the change in control. In addition, the executive is entitled to medical and dental benefits and certain perquisites for a three-year period following the termination of employment. H.B. Fuller will adjust the payments and benefits in the event that they are subject to an excise tax imposed by the Internal Revenue Code and do not exceed 330% of the executive's base amount. Under these circumstances, the payments and benefit will be adjusted so that the amount of the payments equals 299% of the base amount, which is the maximum amount that can be paid without imposition of an excise tax. In the event that the payments and benefits are subject to an excise tax and exceed 330% of the executive's base amount, the Company has agreed to reimburse the executive for the amount of the excise tax and for any taxes imposed upon the reimbursement.

   H.B. Fuller has other compensatory arrangements with its executives which will result from a change in control. H.B. Fuller's Supplemental Executive Retirement Plan provides that if within three years after a change in control, H.B. Fuller terminates a participant's employment without cause or the participant terminates his or her employment for good reason (as defined in this plan), or if the participant terminates his or her employment for any reason during the 90-day period following the first anniversary of the change in control, then five years shall be added to both the participant's age and years of credited service for purposes of determining benefits under this plan. If a participant's employment terminates as described above and the participant is not entitled to a benefit under the supplemental retirement plan, then the participant will be paid an annual benefit equal to 25% of his or her final average compensation, regardless of age or years of credited service.

   In addition, in the event of a change in control, all shares of restricted stock, all restricted stock units and any unvested stock options outstanding under H.B. Fuller's stock incentive plans immediately vest in full.

Executive Stock Purchase Loan Program

   In July, 2000, the Board of Directors adopted the Executive Stock Purchase Loan Program. Under the program, H.B. Fuller arranged for U.S. Bank to provide full-recourse, personal loans to eligible management employees to purchase shares of H.B. Fuller Common Stock in the open market. Each eligible employee was allowed to obtain a loan equal to the dollar amount of the participant's stock ownership goal plus capitalization of interest for the term of the loan. An executive's stock ownership goal ranges in dollar amount from one to five times his or her annual salary, depending on the executive's position with the Company. The loans bear interest at the Applicable Federal Rate and mature in five years, with principal and interest due at that time. The loans are guaranteed by H.B. Fuller only in the event of the participant's default. The Company pays the premiums on a term life insurance policy for each participant in an amount necessary to repay the outstanding loan in the event of the participant's death. H.B. Fuller also pays the administrative fees and expenses of the program. During fiscal year 2003, 14 management employees participated in the program, and the aggregate amount of loans outstanding under the program on November 29, 2003 was $8,950,000. As of November 29, 2003, executives listed in the Summary Compensation Table participated in the Executive Stock Purchase Loan Program as follows:

                                                 Loan
                                                Amount
                                              ----------
                        Albert P.L. Stroucken $3,601,184
                        Alan R. Longstreet... $  833,799
                        James R. Conaty...... $  531,219

   This program ended during fiscal year 2001. In accordance with applicable law, the Company will not extend, directly or indirectly, any similar loans in the future.

                        TOTAL SHAREHOLDER RETURN GRAPH

   Shown below is the shareholder return graph required by SEC rules. The graph compares the yearly cumulative total shareholder return on H.B. Fuller Common Stock over the prior five years with the cumulative total return of Standard & Poor's 500 Composite Stock Index, Standard & Poor's Small Cap 600 Index and an index of 19 selected peer companies. The peer index is included, since these are the companies the Company uses most to benchmark its performance, including for determination of performance under the Company's Performance Unit Plan.

                            CUMULATIVE TOTAL RETURN

           Based on reinvestment of $100 beginning November 28, 1998

                                    [CHART]

          H.B. FULLER CO.     S&P 500 INDEX      S&P 600 SMALLCAP     PEER GROUP
          ---------------     -------------      ----------------     ----------
Nov-98       $100.00             $100.00            $100.00            $100.00
Nov-99        127.10              120.90             110.50             108.11
Nov-00         82.69              115.82             119.03             110.41
Nov-01        144.86              101.56             129.67             130.96
Nov-02        142.68               84.79             122.31             142.39
Nov-03        133.78               97.59             161.17             164.16


   The following publicly traded companies are included in the peer group: 3M Co., Air Products & Chemical Inc., Albemarle Corp., Arch Chemicals Inc., Avery Dennison Corp., Bemis Co., Ecolab Inc., Engelhard Corp., Ferro Corp., Great Lakes Chemical Corp., Intertape Polymer Group Inc., Lubrizol Corp, OM Group Inc., Polyone Corp., Rohm & Haas Co., RPM International Inc., A. Schulman Inc., Solutia Inc. and Valspar Corp.

[LOGO] H.B. Fuller/R/

                    [MAP]

                                                   [Logo of H.B. FULLER]

                                              ANNUAL MEETING OF SHAREHOLDERS

                                                 THURSDAY, APRIL 15, 2004
                                                         2:00 P.M.

                                                SCIENCE MUSEUM OF MINNESOTA
                                                 120 WEST KELLOGG BOULEVARD
                                                   SAINT PAUL, MINNESOTA


                                                     IMPORTANT NOTICE
                                                     ----------------
                                                IF YOU WOULD LIKE TO ACCESS
                                            THE PROXY MATERIALS ELECTRONICALLY
                                                NEXT YEAR, YOU MAY DO SO BY
                                                GIVING YOUR CONSENT AT THE
                                                    FOLLOWING WEBSITE:
                                                  WWW.ECONSENT.COM/FUL/



                      H.B. FULLER
[H.B. Fuller Logo]    P.O. BOX 64683
                      ST. PAUL, MN 55164-0683                             PROXY
--------------------------------------------------------------------------------
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY


The undersigned, revoking all prior proxies, appoints Albert P.L. Stroucken, John A. Feenan and Patricia L. Jones, or any one or more of them, as proxies, with full power of substitution, to represent the undersigned and to vote, as indicated on the reverse side and otherwise in their discretion, upon such other matters as may properly come before the meeting, all shares of the common stock of H.B. Fuller Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Science Museum of Minnesota, 120 West Kellogg Boulevard, Saint Paul, Minnesota on Thursday, April 15, 2004, at 2:00 p.m. and at any adjournment thereof. The undersigned hereby acknowledges receipt of the Proxy Statement for the Annual Meeting.






                      SEE REVERSE FOR VOTING INSTRUCTIONS.

                                                         |---------------------|
                                                         | COMPANY #           |
                                                         |                     |
                                                         |---------------------|


There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.


VOTE BY PHONE -- TOLL FREE -- 1-800-560-1965 -- QUICK *** EASY *** IMMEDIATE

o Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on Wednesday, April 14, 2004.
o Please have your proxy card and the last four digits of your Social Security Number available. Follow the instructions the voice provides you.


VOTE BY INTERNET -- WWW.EPROXY.COM/FUL/ -- QUICK *** EASY *** IMMEDIATE

o Use the internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on Wednesday, April 14, 2004.
o Please have your proxy card and the last four digits of your Social Security Number available. Follow the instructions to obtain your records and create an electronic ballot.


VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to H.B. Fuller Company, c/o Shareowner Services(SM), P.O. Box 64873, St. Paul, MN 55164-0873.



     IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD


                              . Please detach here .





          The Board of Directors Recommends a Vote FOR Items 1 and 2

1. Election of directors: 01 Norbert R. Berg  03 John C. van Roden, Jr. [ ] Vote FOR                  [ ] Vote WITHHELD
                          02 Knut Kleedehn                                  all nominees                  from all
                                                                            (except as specified below)   nominees

                                                                                 |-------------------------------------|
(Instructions: To withhold authority to vote for any indicated nominee,          |                                     |
write the number of the nominee in the box provided to the right.)               |-------------------------------------|

2. To ratify the appointment of KPMG LLP as the Company's independent auditors
   for the fiscal year ending November 27, 2004.                                 [ ] For   [ ] Against   [ ] Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR
ITEMS 1 AND 2.

The proxies are also authorized to vote upon such other business as may properly come before the meeting in accordance with the recommendation of the Board of Directors, or in absence of a recommendation, in the proxies' discretion.

Address Change? Mark Box  [ ]  Indicate changes below:                             Date ________________________________

                                                                                 |--------------------------------------|
                                                                                 |                                      |
                                                                                 |                                      |
                                                                                 |--------------------------------------|

                                                                                 Signature(s) in Box
                                                                                 Please sign exactly as your name(s) appear
                                                                                 on this Proxy. If held in joint tenancy, all
                                                                                 persons must sign. Trustees, administrators,
                                                                                 etc., should include title and authority.
                                                                                 Corporations should provide full name of
                                                                                 corporation and title of authorized officer
                                                                                 signing the proxy.

[MAP]                                                  [Logo of H.B. Fuller]

                                                  Annual Meeting of Shareholders

                                                     Thursday, April 15, 2004
                                                             2:00 P.M.

                                                    Science Museum of Minnesota
                                                     120 West Kellogg Boulevard
                                                       Saint Paul, Minnesota

       H.B. Fuller
[Logo] P.O. Box 64683
       St. Paul, MN 55164-0683                    Voting Instructions to Trustee
--------------------------------------------------------------------------------
                         H.B. Fuller Company Thrift Plan
                             and EFTEC Savings Plan

I hereby direct Wells Fargo Bank, N.A., as Trustee of the H.B. Fuller Company Thrift Plan Trust and the EFTEC Savings Plan Trust to vote at the Annual Meeting of Shareholders of H.B. Fuller Company (the "Company") to be held on April 15, 2004, and at any adjournment thereof, the shares of common stock of the Company allocated to my accounts.

This voting instruction card is furnished in connection with the solicitation of proxies by the Board of Directors of the Company. I understand this card must be returned to the Trustee if my voting instructions are to be honored. If it is not received by the Trustee, or if it is received but the voting instructions are invalid, the shares of stock with respect to which I could have directed the Trustee shall be voted by the Trustee in accordance with the terms of the plans. The Trustee is hereby directed to vote as indicated on the following proposals which are more fully described in the Company's Notice of Annual Meeting of Shareholders and Proxy Statement. The undersigned hereby acknowledges receipt of the Proxy Statement for the Annual Meeting.




                      See reverse for voting instructions.

                                                              ------------------
                                                              |COMPANY #       |
                                                              |                |
                                                              ------------------

There are three ways to vote your Voting Instruction Card

Your telephone or Internet vote authorizes the Trustee to vote your shares in the same manner as if you marked, signed and returned your voting instruction card.

VOTE BY PHONE -- TOLL FREE -- 1-800-560-1965 -- QUICK *** EASY *** IMMEDIATE

..    Use any touch-tone telephone to vote 24 hours a day, 7 days a week, until
     12:00 p.m. (CT) on Monday, April 12, 2004.

..    Please have your voting instruction card and the last four digits of your
     Social Security Number available. Follow the instructions the voice provides you.

VOTE BY INTERNET -- www.eproxy.com/ful/ -- QUICK *** EASY *** IMMEDIATE

..    Use the internet to vote 24 hours a day, 7 days a week, until 12:00 p.m.
     (CT) on Monday, April 12, 2004.

..    Please have your voting instruction card and the last four digits of your
     Social Security Number available. Follow the instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your voting instruction card and return it in the postage-paid envelope we've provided or return it to H.B. Fuller Company, c/o Shareowner Services/SM/, P.O. Box 64873, St. Paul, MN 55164-0873.



              IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL
                          YOUR VOTING INSTRUCTION CARD

                             . Please detach here .


______                                                                                                                    ______
|                                                                                                                              |
|                                  The Board of Directors Recommends a Vote FOR Items 1 and 2                                  |
|                                                                                                                              |
    1. Election of directors: 01 Norbert R. Berg  03 John C. van Roden, Jr. [ ] Vote FOR                   [ [ Vote WITHHELD
                              02 Knut Kleedehn                                  all nominees                   from all
                                                                                (except as specified below)    nominees

    (Instructions: To withhold authority to vote for any indicated nominee,  -----------------------------------------------
    write the number of the nominee in the box provided to the right.)       |                                             |
                                                                             -----------------------------------------------

    2. To ratify the appointment of KPMG LLP as the Company's independent
       auditors for the fiscal year ending November 27, 2004.                [ ] For         [ ] Against        [ ] Abstain

    THIS VOTING INSTRUCTION CARD WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED
    FOR ITEMS 1 AND 2.

    Address Change? Mark Box [ ]  Indicate changes below:                     Date ______________________________________

                                                                             -----------------------------------------------
                                                                             |                                             |
                                                                             |                                             |
                                                                             -----------------------------------------------
                                                                             Signature(s) in Box
                                                                             Please sign exactly as your name(s) appear on
                                                                             this voting instruction card. If held in joint
                                                                             tenancy, all persons must sign. Trustees,
                                                                             administrators, etc., should include title and
                                                                             authority. Corporations should provide full
                                                                             name of corporation and title of authorized
                                                                             officer signing the voting instruction card.




|                                                                                                                              |
|                                                                                                                              |
|_____                                                                                                                    _____|

[Map]                                                  [Logo of H.B. Fuller]

                                                  Annual Meeting of Shareholders

                                                    Thursday, April 15, 2004
                                                            2:00 P.M.

                                                   Science Museum of Minnesota
                                                    120 West Kellogg Boulevard
                                                      Saint Paul, Minnesota

       H.B. Fuller
[Logo] P.O. Box 64683
       St. Paul, MN 55164-0683                    Voting Instructions to Trustee
--------------------------------------------------------------------------------
                        H.B. Fuller Company Canadian ESPP
                       and H.B. Fuller Company German ESPP

The undersigned hereby constitutes and appoints Wells Fargo Bank, N.A., as trustee for the H.B. Fuller Company Canadian ESPP and/or the H.B. Fuller Company German ESPP, the true and lawful attorney and proxy of the undersigned, with full power of substitution, to attend the Annual Meeting of H.B. Fuller Company to be held at 2:00 p.m. Thursday, April 15, 2004, at the Science Museum of Minnesota, 120 West Kellogg Boulevard, Saint Paul, Minnesota, and at any adjournment thereof, and to vote the common shares of said corporation standing in the name of the undersigned, as designated on the reverse side.

This voting instruction card is furnished in connection with the solicitation of proxies by the Board of Directors of the Company. I understand this card must be returned to the Trustee if my voting instructions are to be honored. The Trustee is hereby directed to vote as indicated on the following proposals which are more fully described in the Company's Notice of Annual Meeting of Shareholders and Proxy Statement. The undersigned hereby acknowledges receipt of the Proxy Statement for the Annual Meeting.


                      See reverse for voting instructions.

                                                   ---------------------------
                                                   | COMPANY #               |
                                                   |                         |
                                                   ---------------------------

There are two ways to vote your Voting Instruction Card

Your Internet vote authorizes the Trustee to vote your shares in the same manner as if you marked, signed and returned your voting instruction card.

VOTE BY INTERNET -- www.eproxy.com/ful/ -- QUICK --- EASY --- IMMEDIATE

..    Use the internet to vote 24 hours a day, 7 days a week, until 12:00 p.m.
     (CT) on Monday, April 12, 2004.

..    Please have your voting instruction card and the last four digits of your
     Social Security Number available. Follow the instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your voting instruction card and return it in the postage-paid envelope we've provided or return it to H.B. Fuller Company, c/o Shareowner Services/SM/, P.O. Box 64873, St. Paul, MN 55164-0873.



   IF YOU VOTE BY INTERNET, PLEASE DO NOT MAIL YOUR VOTING INSTRUCTION CARD

                             . Please detach here .

______                                                                                                                    ______
|                                                                                                                              |
|                                  The Board of Directors Recommends a Vote FOR Items 1 and 2                                  |
|                                                                                                                              |
    1. Election of directors: 01 Norbert R. Berg  03 John C. van Roden, Jr. [ ] Vote FOR                   [ [ Vote WITHHELD
                              02 Knut Kleedehn                                  all nominees                   from all
                                                                                (except as specified below)    nominees

    (Instructions: To withhold authority to vote for any indicated nominee,  -----------------------------------------------
    write the number of the nominee in the box provided to the right.)       |                                             |
                                                                             -----------------------------------------------

    2. To ratify the appointment of KPMG LLP as the Company's independent
       auditors for the fiscal year ending November 27, 2004.                [ ] For         [ ] Against        [ ] Abstain

    THIS VOTING INSTRUCTION CARD WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED
    FOR ITEMS 1 AND 2.

    Address Change? Mark Box [ ]  Indicate changes below:                     Date ______________________________________

                                                                             -----------------------------------------------
                                                                             |                                             |
                                                                             |                                             |
                                                                             -----------------------------------------------
                                                                             Signature(s) in Box
                                                                             Please sign exactly as your name(s) appear on
                                                                             this voting instruction card. If held in joint
                                                                             tenancy, all persons must sign. Trustees,
                                                                             administrators, etc., should include title and
                                                                             authority. Corporations should provide full
                                                                             name of corporation and title of authorized
                                                                             officer signing the voting instruction card.




|                                                                                                                              |
|                                                                                                                              |
|_____                                                                                                                    _____|